Exhibit 4.06


     AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP
                             OF
                ENTERGY LONDON CAPITAL, L.P.

          This Amendment No. 1 to Agreement of Limited
Partnership of Entergy London Capital, L.P. (this "Amendment"), is entered into by and between Entergy London Investments plc, a public limited company incorporated under the laws of England and Wales, as general partner (the "General Partner"), and William J. Regan, Jr., as limited partner (the "Initial Limited Partner").

          WHEREAS, the General Partner and the Initial
Limited Partner heretofore formed a limited partnership known as Entergy London Capital, L.P. (the "Partnership") pursuant to and in accordance with the Delaware Revised Uniform
Limited Partnership Act (6 Del.C. 17-101, et seq.), as amended from time to time, and an Agreement of Limited
Partnership, dated as of August 4, 1997 (the "Original
Agreement").

          WHEREAS, the General Partner has changed its name from "Entergy Power UK plc" to "Entergy London Investments plc"; and

          WHEREAS, the parties hereto desire to amend the Original Agreement to reflect such name change.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Name of General Partner.  The Original
Agreement is hereby amended by deleting any and all references to the name "Entergy Power UK plc" and substituting therefor the name "Entergy London Investments plc." The General Partner is hereby authorized to and shall file an appropriate amendment to the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware.

          2. Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

          3.   Full Force and Effect.   Except to the extent
modified hereby, the Original Agreement shall remain in full force and effect.

          4. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

          5.   Governing Law.  This Amendment shall be
governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

               IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the ____ day of September, 1997.

                              GENERAL PARTNER:
                              ENTERGY LONDON INVESTMENTS plc


                              By:  __________________________
                                   Name:  Louis E. Buck
                                   Title:    Audit Controller


                              INITIAL LIMITED PARTNER:
                              WILLIAM J. REGAN, JR.


                              _____________________________